EXHIBIT C

                                 EXHIBIT B

                       PLEDGE AND SECURITY AGREEMENT

              by and between [NAME OF PLEDGOR], as Obligor

                                      and

                          THE AUGUSTINE FUND, L.P.
                              as Secured Party

                         Dated as of April 13, 1999

                       PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of April 13, 1999, is entered into by and between __________________ (the "Obligor"), and THE AUGUSTINE FUND, L.P. (the "Secured Party").

                          W I T N E S S E T H:

WHEREAS, Dauphin Technology, Inc., an Illinois corporation (the "Company") and the Secured Party are parties to that certain Promissory Note dated as of the date hereof (including also all Exhibits and Addenda executed by the parties, the "Note");

WHEREAS, it is a condition precedent to Secured Party's willingness to execute the Note and to lend the sum of $1,000,000.00 to the Company (the "Obligations") be secured by certain free-tradingcommon stock (the "Common Stock") of the Company owned by the Obligor, which has been registered pursuant to an S-1 Registration Statement filed with the United States Securities and Exchange Commission, resales of which Common Stock are not restricted under applicable securities law.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties executing this Agreement, the parties hereto agree as follows:

SECTION 1. Grant of Security Interest. The Obligor hereby conveys, transfers, grants, assigns and pledges to the Secured Party a security interest in and security title to (together with a right of setoff) the Obligor's right, title and interest in 2,000,000 free-trading shares of Common Stock of the Company owned by the Obligor (the "Collateral").

SECTION 2. Security for Obligations. This Agreement secures the performance of the obligations of the Company under the Note (the "Company's Obligations"), whether now or hereafter existing. Without limiting the generality of the foregoing, this Agreement secures the performance of the Company's Obligations and all amounts which would be owed by the Obligor to the Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Obligor.

SECTION 3. Representations and Warranties. The Obligor represents and warrants as follows:
(a) This Agreement creates a valid security interest in the Collateral, securing the performance of the Company's Obligations.
(b) The Collateral is not subject to any lien, security interest or encumbrance senior to that created by this Agreement.
(c) The Collateral is not-restricted from transfer under applicable securities law, including those transfers contemplated by Section 9 of this Agreement. The Obligor has on or before the date hereof caused a copy of its (or the Company's) legal counsel to deliver to the Secured Party a copy of said counsel's legal opinion to the effect that the Collateral is not so restricted.

SECTION 4. Further Assurances. The Obligor agrees that from time to time it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Secured Party may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

SECTION 5. Transfers of Collateral. Except as stated herein, the Obligor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, the Collateral. The Obligor shall upon request of the Secured Party provide trade confirmations with respect to any Common Stock sold.

SECTION 6. Secured Party Appointed Attorney-in-Fact. The Obligor hereby irrevocably appoints the Secured Party its attorney-in-fact, with full authority in the place and stead of the Obligor and in the name of the Obligor or otherwise, at such time as any default has occurred in the Company's Obligations (a "Default"), to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(b) to receive, endorse and collect any instruments or documents in connection therewith; and

(c) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of the Collateral or otherwise to enforce the rights of the Secured Party with respect to the Collateral.

SECTION 7. Secured Party May Perform. If the Obligor fails to perform any agreement contained herein, the Secured Party may itself perform or cause the performance of such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Obligor.

SECTION 8. Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

SECTION 9. Remedies. If any Default shall have occurred and until such Default is waived by the Secured Party in writing in accordance with the
Note:

(a)	The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Illinois at that time or any other applicable jurisdiction, and also may (i) without notice, except as specified below, sell the Collateral or any part thereof at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. The Obligor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' notice to the Obligor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)	All cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Company's Obligations. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after satisfaction in full of all the Company's Obligations shall be paid over to the Obligor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 10.	Remedies Cumulative. Each right, power and remedy of the Secured
Party as provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.

SECTION 11.	 Expenses.  The Obligor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its legal counsel which the Secured Party may incur in connection with the exercise or enforcement of any of the rights of the Secured Party hereunder or the failure by the Obligor to perform or observe any of the provisions hereof.

SECTION 12.	 Possession Until Default.  Until a Default shall occur the
Collateral shall be held in escrow by the Escrow Agent (as defined in the Note), subject to and upon the terms hereof, the Note and its related escrow agreement. The Obligor shall deliver the Collateral to the Escrow Agent at or prior to the closing of the transactions contemplated in the Note. The Escrow Agent shall hold the Collateral in escrow and shall release the Collateral to a party other than the Obligor only upon the following conditions. If (x) the
Note is not repaid in full in a timely manner as described in the Note, or
(y) if the closing bid price for the Common Stock falls below $.625 for more than two (2) consecutive trading days and the Obligor (collectively with other obligors (if any) under agreements of like tenor with this Agreement) does not within three (3) days thereafter (the "Collateral Deadline") place additional non-restricted shares of Common Stock with the Escrow Agent as Collateral hereunder until the value of the Collateral is at least US $1,500,000.00, the Secured Party shall be entitled, at its option, at any time commencing the sixty-first day after the date of issuance of the Note (or one (1) day after the Collateral Deadline), to convert all or a portion of the original principal face amount of this Note into shares of common stock in the Company, $.001 par value per share (defined hereinafter as the "Common Stock"), at a conversion price (the "Conversion Price") for each share of Common Stock equal to eighty-five percent (85%) of the average of the closing bid prices for the Common Stock for the five (5) trading days immediately preceding the Conversion Date (as hereinafter defined), as reported on the National Association of Securities Dealers OTC Bulletin Board Market (or on such other national securities exchange or market as the Common Stock may trade at such time). Such conversion shall be achieved by submitting to the Company on the Obligor's behalf the fully completed form of conversion notice attached hereto as Exhibit I (a "Notice of Conversion"), executed by the Secured Party evidencing the Secured Party's intention to convert the Note or the specified portion (as herein provided) thereof.

A Notice of Conversion may be submitted via facsimile to the Company on behalf of the Obligor at the telecopier number for the Company provided in the Note (or at such other number as requested in advance of such conversion in writing by the Company or the Obligor), and if so submitted the original Notice of Conversion shall be delivered to the Company within three (3) business days thereafter. The Company and the Secured Party shall each keep records with respect to the portion of the Note then being converted and all portions previously converted; upon receipt by the Secured Party of the requisite Conversion Shares, the outstanding principal amount of the Note shall be reduced by the amount specified in the Notice of Conversion resulting in such Conversion Shares. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares delivered from escrow by the Escrow Agent upon a conversion shall be rounded to the nearest whole share. Accrued interest on the converted portion of the Note shall be payable upon conversion thereof, in cash or Common Stock at the Conversion Price, at the Secured Party's option. The date on which a notice of conversion is given (the "Conversion Date") shall be deemed to be either the date on which the Company receives from the Secured Party an original Notice of Conversion duly executed, or, if earlier, the date set forth in such Notice of Conversion if the original Notice of Conversion is received by the Company within three (3) business days thereafter.

SECTION 13.	 Amendments; Etc.  No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Party and the Obligor.

SECTION 14.	 Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered
(a) to the Secured Party at 141 West Jackson Street, Suite 2182, Chicago, Illinois 60604, or (b) to the Obligor at the address set forth on the signature page hereof or, (c) as to either party, at such other address as shall be designated by such party in a written notice to the other party.

SECTION 15.	 Continuing Security Interest; Assignments Under Note.  This
Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the performance in full of the Company's Obligations, (b) be binding upon the Obligor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Secured Party and its successors, transferees and assigns. Upon the performance in full of the Company's Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Obligor. The Secured Party shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Secured Party and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Secured Party has or would otherwise have had on any other occasion.

SECTION 16.	 Governing Law; Terms.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to the conflict or choice of law principles thereof, except to the extent that the validity or perfection of the security interest hereunder, or the remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Illinois. Any terms used herein which are used in the Uniform Commercial Code of the State of Illinois shall have the same meanings herein as such terms have in said
Uniform Commercial Code.

SECTION 17.	  Miscellaneous.
(a)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. A facsimile of the signature page hereof faxed to the Escrow Agent shall be deemed acceptance of this Agreement for all purposes, and the other party hereto may rely upon such facsimile as if this Agreement were executed in the presence of the party so relying.

(b)	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the Obligor and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

OBLIGOR


[Print Name of Obligor]


By:
  (Duly Authorized Officer/Director)


Address of Obligor:  _____________________
                     _____________________
                     _____________________




SECURED PARTY


THE AUGUSTINE FUND, L.P.


By:  Augustine Capital Management, Inc., its General Partner


By:  ______________________________________
       (Duly Authorized Officer or Director)

                                   EXHIBIT I

                              NOTICE OF CONVERSION

(To Be Executed by the Secured Party in Order to Convert the Note)

The Undersigned hereby irrevocably elects to convert $ of the Eight Percent (8%) Promissory Note Due June 13, 1999, executed by Dauphin Technology, Inc., into shares of Common Stock of Dauphin Technology, Inc. (the "Company"), held by the Escrow Agent according to the terms and conditions set forth in such Note and in the Pledge and Security Agreement between the Obligor and the Secured Party (the "Undersigned"), as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto.

The Undersigned represents that it, as of this date, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act.

The Undersigned also represents that the Conversion Shares are being acquired for its own account and not as a nominee for any other party. The Obligor has represented and warranted that resales by the Undersigned of the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "1933 Act").

Conversion Date:*_______________________________

Applicable Conversion Price: _______________________

Holder (Print True Legal Name):

(Signature of Duly Authorized Representative of Holder)

Address of Holder:     ___________________________________
                       ___________________________________
                       ___________________________________
                       ___________________________________


* This original Notice of Conversion must be received by the Company by the second business day following the Conversion Date.